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Vernon W. Hill, II	C. Edward Jordan, Jr.
Chairman and President	Executive Vice President

(856) 751-9000

COMMERCE GROWS 28%
ASSETS SURPASS $40 BILLION

April 12, 2006 - Cherry Hill, New Jersey - Commerce Bancorp, Inc. (NYSE Symbol: CBH) reported record assets, deposits and loans for the first quarter of 2006, announced Vernon W. Hill, II, Chairman of the multi-bank holding company.

FIRST QUARTER FINANCIAL HIGHLIGHTS

March 31, 2006

			% Change
Total Assets:	$40.7	Billion	28%
Core Deposits:	$35.9	Billion	28%
Total (Net) Loans:	$13.3	Billion	36%
Total Revenues:	$438.9	Million	15%
Net Income:	$77.3	Million	- %
Net Income Per Share:	$.41		(9)%

Chairman’s Statement

Commented Chairman Hill, “America’s #1 Bank Retailer again posted record results with America’s strongest deposit growth of 28% with one of the lowest core deposit cost of funds at 2.10%.”

Financial highlights for the first quarter were:

•	Total assets increased to $40.7 billion, up 28%.

•	Core deposit growth continues to drive the Company’s overall growth.

•	Annualized core deposit growth per store was $22 million.

•	Core deposits increased $7.9 billion, up 28%, for the prior 12 months.

•	Core deposits grew $2.0 billion for the first quarter to $35.9 billion, a 6% increase on a linked quarter basis.

•	Comparable store core deposit growth per store was 18% for stores open two years or more and 22% for stores open one year or more.

•	Total deposits grew $2.4 billion for the first quarter to $37.1 billion, a 7% increase on a linked quarter basis.

•	Deposit charges and service fees grew 37% for the first quarter.

•	Net loans grew $3.5 billion, or 36% , to $13.3 billion.

•	Net interest margin stabilized at 3.53%.

•	Net income was $77.3 million and earnings per share were $0.41 for the first quarter of 2006.

•	Shareholder equity increased 42% to $2.4 billion.

•	Book value per share grew 17% to $12.59.

Chairman Hill commented, “despite a difficult interest rate environment, the unique Commerce model continued its record performance in every segment and every market.”

Other highlights for the quarter were:

•	Commerce was ranked #1 in the recent J.D. Power Retail Banking Satisfaction Study.

•	The Company opened 5 stores and remains on plan to open 65+/- in 2006.

•	The Company completed the acquisition of eMoney Advisor, Inc., America’s premier wealth management solution.

•
The Company completed the conversion of the seven Palm Beach County Bank stores and on April 15th, will open a new store in Deerfield Beach, Florida, the Company’s 8th store in an anticipated 150 store market.

The Commercial Bank

					Linked Quarter
	3/31/06	3/31/05	% Increase	12/31/05	$ Increase	% Increase
	(dollars in millions)
Commercial Core Deposits:	$13,642	$10,142	35%	$12,380	$1,262	10%
Commercial Loans:	8,556	6,477	32	7,994	562	7

Commented Chairman Hill, “Commerce business customers continue to benefit from the same convenience, advanced technology and personalized service as the Company’s retail customers. As evidenced by commercial core deposits and loans, the Company’s service oriented model continues to produce significant growth in our commercial business. As part of its continued expansion, the Company has recently hired the following individuals to expand its commercial banking model:”

•	Harry G. Hayman, former Senior Vice President and Managing Director of PNC Bank, will head Commerce’s Wholesale Banking group and International Banking/Trade Finance group.

•
Gerald F. Rama, former Senior Vice President and Deputy Group Head for International Banking of PNC Bank, will be Managing Director of Commerce’s International Banking/Trade Finance group. Joining Mr. Rama will be William V. Burian, Joseph Reilly and Michael R. Dwiggins, all former PNC employees, who will fill various roles in sales, marketing and product management in Commerce’s International Banking/Trade Finance group.

•	Thomas te Riele, Senior Vice President, Middle Market Lending, has joined Commerce from SunTrust Bank to head the Florida Middle Market lending group.

•	Jonathon Rehman, will be joining Commerce from City National as Senior Vice President, Florida Commercial Real Estate.

•	William J. Olsen has joined Commerce from Chevy Chase Bank as Regional Vice President of Maryland.

Lending

Loans increased 35% to $13.5 billion from the first quarter of 2005, and the growth was widespread throughout all loan categories. On a linked quarter basis loans grew $822 million, or 6%.

Regional Loan Growth:

	3/31/06	3/31/05	$ Increase	% Increase	% of Total Growth
	(dollars in millions)
Metro New York	$6,657	$4,830	$1,827	38%	52%
Metro Philadelphia	6,404	5,146	1,258	24	36
Metro Washington	92	-	92	N/A	3
Southeast Florida	328	-	328	N/A	9

Total:	$13,481	$9,976	$3,505	35%	100%

Loan Composition:

3/31/06	% of Total	3/31/05	% of Total	$ Increase	% Increase
(dollars in millions)

Commercial	$3,584	26%	$2,598	26%	$986	38%
Owner-Occupied	2,527	19	2,100	21	427	20
Total Commercial	6,111	45	4,698	47	1,413	30
Consumer	4,925	37	3,499	35	1,426	41
Commercial Real Estate	2,445	18	1,779	18	666	37
Total Loans	$13,481	100%	$9,976	100%	$3,505	35%

The loan-to-deposit ratio increased to 36% at March 31, 2006.

Asset Quality

	Quarter Ended
	3/31/06	12/31/05	3/31/05

Non-Performing Assets/Assets	.08%	.09%	.10%
Net Loan Charge-Offs	.16%	.18%	.11%
Reserve for Credit Losses/Gross Loans	1.06%	1.12%	1.40%
Non-Performing Loan Coverage	432%	407%	435%
Non-Performing Assets/Capital	1%	1%	2%
and Reserves

Non-performing assets and loans past due 90 days at March 31, 2006 totaled $33.9 million or .08% of total assets, versus $33.0 million, or .10% of total assets a year ago.

Income Statement

	Three Months Ended			Linked Quarter
	3/31/06	3/31/05	% Increase	12/31/05(1)	$ Increase	% Increase
	(dollars in thousands, except per share data)
Total Revenues:	$438,932	$382,590	15%	$423,059	$15,873	4%
Total Expenses:	315,334	258,406	22	317,068	(1,734)	(1)
Net Income:	77,297	77,137	-	66,286	11,011	17
Net Income Per Share:	$.41	$.45	(9)	$.36	$.05	14
(1) Amounts exclude non-recurring items - see page 12.

Balance Sheet

					Linked Quarter
	3/31/06	3/31/05	% Increase	12/31/05	$ Increase	% Increase
	(dollars in millions)
Total Assets:	$40,692	$31,870	28%	$38,466	$2,226	6%
Total Loans (Net):	13,345	9,837	36	12,525	820	7
Core Deposits:	35,912	28,058	28	33,870	2,042	6
Total Deposits:	37,112	29,488	26	34,727	2,385	7

Shareholder Returns
		March 31, 2006
		Commerce	S & P Index
1	Year	14%	12%
5	Years	21%	4%
10	Years	29%	9%

Growth Targets

	Annual Growth Targets	Last 5 Year Growth	Actual First Quarter 2006

Core Deposit Growth per Store (in millions):	$20	$22	$22
Core Deposits:	24-26%	37%	28%
Two-Year Comp Store Deposits:	18-20	25	18
Total Revenue:	23-25	27	15
Net Income:	23-25	28	-
Net Income Per Share:	18-20	19	(9)

Deposits

The Company’s deposit growth continues with total deposits at March 31, 2006 of $37.1 billion, a $7.6 billion increase or 26% over total deposits of $29.5 billion a year ago. Core deposits grew $7.9 billion, or 28%, in the 12 months ending March 31, 2006.

	3/31/06	3/31/05	$ Increase	% Increase
	(dollars in millions)
Core Deposits	$35,912	$28,058	$7,854	28%

Total Deposits	$37,112	$29,488	$7,624	26%

Regional Deposit Growth

  Core deposit growth by region is as follows:

	# of Stores	3/31/06	3/31/05	$ Increase	% Increase	Average Store Size	Annualized Growth/ Store
	(dollars in millions)
Northern New Jersey	132	$11,168	$9,178	$1,990	22%	$85	$16
New York City	47	5,074	3,330	1,744	52	108	42
Long Island/NY State	37	3,199	2,425	774	32	86	25
Metro New York	216	$19,441	$14,933	$4,508	30%	$90	$23
Metro Philadelphia	148	16,031	13,125	2,906	22	108	19
Metro Washington	7	149	N/A	149	N/A	21	N/A
Southeast Florida	7	291	N/A	291	N/A	42	N/A
Total Core Deposits	378	$35,912	$28,058	$7,854	28%	$95	$22
Total Deposits		$37,112	$29,488	$7,624	26%	$98	$21

Comparable Store Core Deposit Growth

Comparable store deposit growth is measured as the year-over-year percentage increase in core deposits for stores open two years or more at the balance sheet date. Additional information is provided below for stores opened one year or more at the balance sheet date.

At March 31, 2006 the Company had 81 stores in New York State. Of these stores, 44 are included in the comparable store growth for stores open 2 years or more and 62 are included in the comparable store growth for stores open one year or more at the balance sheet date.

	Core Deposit Growth
	Stores Open 2		Stores Open 1
	Years or More		Year or More
	# of Stores	Comp Store Increase	# of Stores	Comp Store Increase

Metro Philadelphia	133	18%	141	19%
Northern New Jersey	101	13	116	17
New York City	27	40	37	46
Long Island/NY State	17	13	25	22
Total	278	18%	319	22%
Excluding Time Deposits		19%		23%

Core Deposits

Core deposit growth by type of account is as follows:

	3/31/06	3/31/05	$ Increase	% Increase	1st Quarter Cost of Funds
	(dollars in millions)
Demand	$ 8,391	$ 6,878	$1,513	22%	0.00%
Interest Bearing Demand	14,146	11,970	2,176	18	2.92
Savings	10,292	6,597	3,695	56	2.25
Subtotal	32,829	25,445	7,384	29%	1.97%

Time	3,083	2,613	470	18	3.35
Total Core Deposits:	$35,912	$28,058	$7,854	28%	2.10%

Core deposit growth by type of customer is as follows:

	3/31/06	% Total	3/31/05	% Total	Annual Growth %
	(dollars in millions)
Consumer	$15,643	44%	$12,687	45%	23%
Commercial	13,642	38	10,142	36	35
Government	6,627	18	5,229	19	27

Total	$35,912	100%	$28,058	100%	28%

Net Income and Net Income Per Share

Net income totaled $77.3 million for the first quarter of 2006, which was slightly above net income of $77.1 million for the first quarter of 2005. On a linked quarter basis, excluding non-recurring items during the fourth quarter of 2005, net income increased $11.1 million, or 17%.

On a diluted per share basis, net income for the first quarter of 2006 was $.41 compared to $.45 for the first quarter of 2005, a 9% decrease.

	Three Months Ended			Linked Quarter
	3/31/06	3/31/05	% Increase	12/31/05(1)	$ Increase	% Increase
	(dollars in thousands, except per share data)
Net Income:	$77,297	$77,137	-	$66,286	$11,011	17%
Net Income Per Share:	$.41	$.45	(9)	$.36	$.05	14
(1) Amounts exclude non-recurring items - see page 12.

Total Revenues

	Three Months Ended
	3/31/06	3/31/05	% Increase
	(dollars in thousands, except per share data)
Total Revenues	$438,932	$382,590	15%
Revenue Per Share	$9.25	$8.68	7%

Net Interest Income and Net Interest Margin

Net interest income for the first quarter totaled $307.9 million, a 10% increase over the $278.9 million recorded a year ago, despite the impact of the flat yield curve. The increase in net interest income in the quarter was due to volume increases in interest earning assets resulting from the Company’s continued core deposit growth.

The net interest margin for the first quarter of 2006 increased slightly to 3.53%, compared to 3.52% for the fourth quarter of 2005, and down 51 basis points from the 4.04% margin for the first quarter of 2005. The year over year compression in net interest margin was caused by the continued increase in short-term rates reflecting the economic policy decisions of the Federal Reserve Board and the extended flat yield curve.

On a tax equivalent basis, the Company recorded $313.8 million in net interest income in the first quarter of 2006, an increase of $30.8 million or 11% over the first quarter of 2005.

Net Interest Income and Rate/Volume Analysis

As shown below, the increase in net interest income on a tax equivalent basis was due to volume increases in the Company’s earning assets, which were fueled by the Company’s continued growth of core deposits. The Company’s continuing ability to grow core deposits produces net interest income growth, despite rate compression caused by the flattening yield curve.

	Net Interest Income
Quarter Ended March 31	Volume Increase	Rate Change	Total Increase	% Increase
	(dollars in thousands)

2006 v. 2005	$68,517	($37,745)	$30,772	11%

Excluding the impact of the negative rate change, the Company’s net interest income would have increased 24% for the quarter ended March 31, 2006.

Non-Interest Income

Non-interest income for the first quarter of 2006 increased to $131.0 million from $103.7 million a year ago, a 26% increase which was primarily attributable to the increases in deposit charges and service fees of 37%.

The growth in non-interest income for the first quarter is more fully depicted below:

	Three Months Ended
	3/31/06	3/31/05	% Change
	(dollars in thousands)
Deposit Charges & Service Fees	$82,281	$59,964	37%
Other Operating Income:
Commerce Insurance	21,944	19,789	11
Commerce Capital Markets	6,235	6,441	(3)
Loan Brokerage Fees	1,937	2,759	(30)
Other	18,605	13,628	37
Total Other Operating Income	48,721	42,617	14%
Net Investment Securities Gains	-	1,108	(100)
Total Non-Interest Income	$131,002	$103,689	26%

Non-Interest Expenses

Non-interest expenses for the first quarter of 2006 were $315.3 million, down slightly on a linked quarter basis from the fourth quarter of 2005. The Company remains focused on controlling costs while continuing to execute its growth model.

Non-interest expenses for the first quarter of 2006 were up 22% from a year ago. The increases in non-interest expenses year-over-year were widespread throughout non-interest expense categories, reflecting the Company’s store expansion program.

Investments

At March 31, 2006, total investments increased to $23.9 billion. The available for sale and held to maturity portfolios totaled $10.2 billion and $13.7 billion, respectively.

Detailed below is information regarding the composition and characteristics of the Company’s investment portfolio, excluding trading securities, at March 31, 2006.

Product Description	Available For Sale	Held to Maturity	Total
	(in millions)
Mortgage-backed Securities:
Federal Agencies Pass Through	$1,485	$ 2,249	$ 3,734
Certificates (AAA Rated)
Collateralized Mortgage	8,003	9,543	17,546
Obligations (AAA Rated)
Obligations of State and	757	1,914	2,671
Political Subdivisions/Other
Total	$10,245	$13,706	$23,951

Duration (in years)	3.48	4.03	3.79
Average Life (in years)	6.37	6.34	6.35
Quarterly Average Yield	5.47%	5.11%	5.26%

At March 31, 2006, the after tax depreciation of the Company’s available for sale portfolio was $121.9 million.

Linked Quarter Comparison

A comparison of financial results for the quarter ended March 31, 2006 to the previous quarter ended December 31, 2005 is as follows: (dollars in thousands, except per share data)

	Three Months Ended			Linked Quarter
	3/31/06	12/31/05		$ Change	% Change
Total Assets	$40,692,382	$38,466,037		$2,226,345	6%
Total Loans (Net)	13,344,865	12,524,988		819,877	7
Core Deposits	35,912,439	33,869,540		2,042,899	6
Total Deposits	37,112,107	34,726,713		2,385,394	7
Total Revenues	438,932	423,059	(1)	15,873	4
Net Interest Income	307,930	298,840		9,090	3
Non-Interest Income	131,002	124,219	(1)	6,783	5
Non-Interest Expense	315,334	317,068	(1)	(1,734)	(1)
Net Income	77,297	66,286	(1)	11,011	17
Net Income Per Share	$.41	$.36	(1)	$.05	14

(1)Amounts exclude non-recurring items for comparison purposes. Reported GAAP amounts were (in thousands, except per share data): Total Revenues of $397,523, Non-Interest Income of $98,683, Non-Interest Expense of $320,893, Net Income of $46,938, and Net Income Per Share of $.26.

Capital Resources

Stockholders’ equity at March 31, 2006 increased to $2.4 billion, a $712.3 million increase, or 42% over stockholders’ equity of $1.7 billion at March 31, 2005.

Return on average stockholders equity (ROE) for the first quarter is shown in the table below:

Three Months Ended
3/31/06	3/31/05
13.00%	17.98%

At March 31, 2006, the Company’s book value per share was $12.59, a 17% increase over the book value per share of $10.76 at March 31, 2005.

The Company’s capital ratios at March 31, 2006 were as follows:

		Regulatory Guidelines
	Commerce	“Well Capitalized”

Leverage Ratio	6.08%	5.00%
Tier I	11.82%	6.00%
Total Capital	12.55%	10.00%

New Stores

During the first quarter of 2006, the Company added 5 new stores, increasing the total stores to 378. During the last three years, the Company has added 151 of its 378 stores.

Stores opened during the first quarter were as follows:

Metropolitan New York

Location	County

Norwood	Bergen (NJ)
Englewood	Bergen (NJ)
Roseland	Essex (NJ)
Montville	Morris (NJ)
South Whitehall/Roma	Lehigh (PA)

In 2006, the Company plans to open a total of approximately 65 new stores, including planned openings in the following markets:

New Jersey	10 - 15
New York & Connecticut	20 - 25
Pennsylvania	10
Washington, D.C./Baltimore	10 - 15
Florida	10 - 15
Total	65+

The Company has approximately 175+ new store sites presently in various stages of land use approvals.

Forward-Looking Statements

The Company may from time to time make written or oral “forward-looking statements”, including statements contained in the Company’s filings with the Securities and Exchange Commission, in its reports to stockholders and in other communications by the Company, which are made in good faith by the Company pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.

These forward-looking statements include statements with respect to the Company’s beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, that are subject to significant risks and uncertainties and are subject to change based on various factors (some of which are beyond the Company’s control). The words “may”, “could”, “should”, “would”, “believe”, “anticipate”, “estimate”, “expect”, “intend”, “plan”, and similar expressions are intended to identify forward-looking statements. The following factors, among others, could cause the Company’s financial performance to differ materially from that expressed in such forward-looking statements: the strength of the United States economy in general and the strength of the local economies in which the Company conducts operations; the effects of, and changes in, trade, monetary and fiscal policies, including interest rate policies of the Board of Governors of the Federal Reserve System (the “FRB”); inflation; interest rates, market and monetary fluctuations; the timely development of competitive new products and services by the Company and the acceptance of such products and services by customers; the willingness of customers to substitute competitors’ products and services for the Company’s products and services and vice versa; the impact of changes in financial services’ laws and regulations (including laws concerning taxes, banking, securities and insurance); technological changes; future acquisitions; the expense savings and revenue enhancements from acquisitions being less than expected; the growth and profitability of the Company’s non-interest or fee income being less than expected; unanticipated regulatory or judicial proceedings; changes in consumer spending and saving habits; and the success of the Company at managing the risks involved in the foregoing.

The Company cautions that the foregoing list of important factors is not exclusive. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.